EXHIBIT 2.1






                               EXCHANGE AGREEMENT

                                     Between

                              SARKIS CAPITAL, INC.,

                                  LOANNET, INC.

                       THE SHAREHOLDERS OF LOANNET, INC.,

                              SARKIS J. KECHEJIAN,

                               OSLIN NATION TRUST,

                          REA CAPITAL CORPORATION, INC.

                                       and

                               THE GM GROUP, INC.


                               Dated May 13, 1999


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                                TABLE OF CONTENTS
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Articles                                                                   Page
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ARTICLE I     REPRESENTATIONS, COVENANTS, AND WARRANTIES OF
              LOANNET..........................................................1

              1.01 Due Organization and Qualification..........................1
              1.02 Authorization; Non-Contravention; Approvals.................2
              1.03 Capitalization..............................................2
              1.04 Subsidiaries and Predecessor Corporations...................3
              1.05 Financial Statements........................................3
              1.06 Liabilities and Obligations.................................3
              1.07 Taxes.......................................................3
              1.08 Absence of Certain Changes or Events........................4
              1.09 Assets......................................................5
              1.10 Litigation and Compliance with Law..........................5
              1.11 Material Contracts..........................................5
              1.12 Material Contract Defaults..................................6
              1.13 Labor and Employee Relations................................6
              1.14 Insurance...................................................6
              1.15 Material Transactions or Affiliations.......................7
              1.16 LoanNet Schedules...........................................7
              1.17 Disclosure..................................................7

ARTICLE II    REPRESENTATIONS, COVENANTS AND WARRANTIES OF THE LOANNET
              SHAREHOLDERS.....................................................8

              2.01  Ownership of LoanNet Shares................................8

ARTICLE III   REPRESENTATIONS, COVENANTS, AND
              WARRANTIES OF SARKIS AND KECHEJIAN...............................8

              3.01 Due Organization and Qualification..........................8
              3.02 Authorization; Non-Contravention; Approvals.................8
              3.03 Capitalization..............................................9
              3.04 Subsidiaries and Predecessor Corporations...................9
              3.05 Financial Statements........................................9
              3.06 Liabilities and Obligations.................................9
              3.07 Taxes......................................................10
              3.08 Absence of Certain Changes or Events.......................10
              3.09 Assets.....................................................11
              3.10 Litigation and Compliance with Law.........................11
              3.11 Material Contracts.........................................12
              3.12 Labor and Employee Relations...............................12
              3.13 Sarkis Schedules...........................................12
              3.14 Shareholders' Equity.......................................12
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
ARTICLE  IV  PLAN OF EXCHANGE.................................................12

             4.01  The Exchange...............................................12
             4.02  Appointment of New Directors...............................13
             4.03  Closing....................................................13
             4.04  Closing Events.............................................13

ARTICLE  V   SPECIAL COVENANTS................................................13

             5.01  Stockholder Meeting of Sarkis..............................13
             5.02  Access to Properties and Records...........................14
             5.03  Delivery of Books and Records..............................14
             5.04  Special Covenants and Representations
                   Regarding the Exchanged LoanNet Stock......................14
             5.05  Third Party Consents and Certificates......................14
             5.06  Actions Prior to Closing...................................14
             5.07  Indemnification............................................15

ARTICLE VI   CONDITIONS PRECEDENT TO OBLIGATIONS
             OF LOANNET AND THE LOANNET SHAREHOLDERS..........................16

             6.01  Accuracy of Representations................................16
             6.02  Officer's Certificates.....................................16
             6.03  No Material Adverse Change.................................16
             6.04  Good Standing..............................................16
             6.05  Board of Directors' Approval...............................16
             6.06  Other Items................................................16

ARTICLE VII  CONDITIONS PRECEDENT TO OBLIGATIONS OF SARKIS................... 17

             7.01  Accuracy of Representations................................17
             7.02  Stockholder Approval.......................................17
             7.03  Officer's Certificate......................................17
             7.04  No Material Adverse Change.................................17
             7.05  Good Standing..............................................17
             7.06  Other Items................................................17

ARTICLE VIII MISCELLANEOUS....................................................18

             8.01  Brokers....................................................18
             8.02  Governing Law..............................................18
             8.03  Notices....................................................18
             8.04  Attorneys' Fees............................................19
             8.05  Confidentiality............................................19
             8.06  Schedules; Knowledge.......................................19
             8.07  Third Party Beneficiaries..................................19

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

             8.08  Entire Agreement...........................................19
             8.09  Survival; Termination......................................19
             8.10  Counterparts...............................................19
             8.11  Amendment or Waiver........................................19



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




                               EXCHANGE AGREEMENT

         THIS EXCHANGE AGREEMENT (hereinafter referred to as this "Agreement"), is entered into as of this 12th day of May, 1999, by and among Sarkis Capital, Inc., a Delaware corporation ("Sarkis"), LoanNet, Inc., a Texas corporation ("LoanNet"), those persons identified in Schedule A attached hereto who are the beneficial owners of 1,000,000 shares of common stock of LoanNet ("Common Stock"), which constitutes 100% of the outstanding capital stock of LoanNet ("LoanNet Shareholders"),Sarkis J. Kechejian, M.D., a shareholder of Sarkis ("Kechejian"), Oslin Nation Trust, a shareholder of LoanNet ("Oslin"), Rea Capital Corporation, Inc., a shareholder of LoanNet ("Rea") and The GM Group, Inc., a company in which LoanNet owns a majority interest ("GM"). Sarkis is a reporting company with the Securities and Exchange Commission; however, Sarkis has never been an operating company. Oslin, Rea and GM are included as part of this Agreement for the limited purpose of joining in the representations, covenants and warranties of LoanNet.

                                    PREMISES

         This Agreement provides for the acquisition by Sarkis of all of the issued and outstanding shares of LoanNet solely in exchange for voting shares of Sarkis, on the terms and conditions hereinafter provided, all for the purpose of effecting a so-called "tax-free" reorganization pursuant to Section 368(a)(1)(B) of the Internal Revenue Code of 1954, as amended.

                                    AGREEMENT

         NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived herefrom, it is hereby agreed as follows:

                                    ARTICLE I

                   REPRESENTATIONS, COVENANTS, AND WARRANTIES
                                   OF LOANNET

         As an inducement to, and to obtain the reliance of Sarkis and Kechejian, LoanNet, the LoanNet Shareholders, Oslin, Rea and GM each represent and warrant as follows:

         Section 1.01 DUE ORGANIZATION AND QUALIFICATION. LoanNet is a corporation duly organized, validly existing, and in good standing under the laws of the State of Texas and is duly authorized and qualified to do business under all applicable laws, regulations, ordinances and orders of public authorities and to carry on its business in the places and in the manner as now conducted. LoanNet has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as such business is currently being conducted. GM is a corporation duly organized, validly existing, and in good standing under the laws of the State of Texas and is duly authorized and qualified to do business under all applicable laws, regulations, ordinances and orders of public authorities and to carry on its business in the places and in the manner as now conducted. GM has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as such business is currently being conducted. Schedule 1.01 includes true, complete and correct copies of the Articles of Incorporation, as amended, and Bylaws of LoanNet and GM as in effect on the date hereof.

         Section 1.02 AUTHORIZATION; NON-CONTRAVENTION; APPROVALS.

         (a) LoanNet and GM have the requisite power and authority to enter into this Agreement. The board of directors of LoanNet has authorized the execution, delivery and performance of this Agreement and has approved the transactions contemplated hereby, and approved the submission of this Agreement and the transactions contemplated hereby to the shareholders of LoanNet for their approval with the recommendation that the reorganization be accepted. No additional corporate proceedings on the part of LoanNet is necessary to authorize the execution and delivery of this Agreement and the consummation by LoanNet of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by LoanNet, the LoanNet Shareholders, Oslin, Rea and GM and, assuming due authorization, execution and delivery hereof by Sarkis and Kechejian, constitutes a valid and binding agreement of LoanNet, the LoanNet Shareholders, Oslin, Rea and GM enforceable against each of them in accordance with its terms.

         (b) The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any encumbrance upon any of the properties or assets of LoanNet or GM under any of the terms, conditions or provisions of (i) the Articles of Incorporation or Bylaws of LoanNet or GM, (ii) any laws applicable to LoanNet or GM or any of the properties or assets of LoanNet or GM, or (iii) any material note, bond, indenture, mortgage, deed of trust, license, franchise, permit, concession, lease or other material instrument, obligation or agreement of any kind to which LoanNet or GM is now a party or by which any of their properties or assets may be bound or affected.

         (c) LoanNet and GM have all licenses, franchises, permits, and other governmental authorizations that are legally required to enable them to conduct their business in all material respects as conducted on the date hereof. Except for compliance with federal and state securities and corporation laws, as hereinafter provided, no declaration, filing or registration with, or notice to, or authorization, consent, approval or order of any governmental authority or third party is necessary for the execution and delivery of this Agreement by LoanNet or GM or the consummation by LoanNet or GM of the transactions contemplated hereby. Except as set forth in Schedule 1.02(c), none of the contracts or agreements with material customers or contracts providing for purchases or services or other material agreements, licenses or permits to which LoanNet or GM is a party requires notice to, or the consent or approval of, any third party for the execution and delivery of this Agreement by LoanNet and GM and the consummation of the transactions contemplated hereby.

         Section 1.03 CAPITALIZATION. The authorized capitalization of LoanNet consists of 1,000,000 shares of common stock, $.01 par value per share, of which 1,000,000 shares are currently issued and outstanding. All of the issued and outstanding shares of LoanNet are owned beneficially and of record by the shareholders set forth in Schedule 1.03. All of the issued and outstanding shares of LoanNet have been duly authorized and validly issued, are fully paid and nonassessable, and were offered, issued, sold and delivered by LoanNet in compliance with all applicable laws, including, without limitation, those laws concerning the issuance of securities. None of such shares were issued in violation of the pre-emptive rights of any past or present shareholder. No subscription, option, warrant, call, convertible or exchangeable security, other conversion right or commitment of any kind exists which obligates LoanNet to issue any of its outstanding capital stock or to purchase any capital stock of LoanNet.

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         Section 1.04 SUBSIDIARIES AND PREDECESSOR CORPORATIONS. Other than GM stock owned by LoanNet, LoanNet and GM do not own, of record or beneficially, or control, directly or indirectly, any capital stock, securities convertible into or exchangeable for capital stock of any other equity interest in any corporation, association or other business entity. LoanNet nor GM is, directly or indirectly, a participant in any joint venture, limited liability company, partnership or other noncorporate entity.

         Section 1.05  FINANCIAL STATEMENTS.

                 (a) Schedule 1.05(a) includes the audited balance sheet of LoanNet as of March 31, 1999, together with an audited statement of operations and cash flow from inception (February 12, 1999) through March 31, 1999 (to be provided within five days of the Closing Date) and an unaudited balance sheet as of April 30, 1999.

                 (b) Schedule 1.05(b) includes the audited financial statements of GM as of June 30, 1997 and 1998, together with an unaudited balance sheet as of April 30, 1999.

                 (c) All such financial statements have been prepared in accordance with generally accepted accounting principles. The audited balance sheet presents fairly, as of its date, the financial condition of LoanNet. The statements of income, stockholders' equity, and changes in financial condition of LoanNet reflect fairly the information required to be set forth therein by generally accepted accounting principles. The audited financials statements and unaudited balance sheet present fairly, as of their dates, the financial condition of GM. The books of account of LoanNet and GM have been kept accurately in all material respects in the ordinary course of business, the transaction entered therein represent bona fide transactions, and the revenues, expenses, assets and liabilities of LoanNet and GM have been properly recorded therein in all material respects.

         Section 1.06 LIABILITIES AND OBLIGATIONS. LoanNet and GM did not have, as of the date of their respective balance sheets, nor has incurred since that date, except as and to the extent reflected or reserved against therein, any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature which should be reflected in a balance sheet or the notes thereto, prepared in accordance with generally accepted accounting principles.

         Section 1.07 TAXES. LoanNet and GM have timely filed all requisite federal, state, local and other tax returns for all fiscal periods ended on or before the date hereof, and has duly paid in full or made adequate provision in the financial statements for the payment of all taxes for all periods ending at or prior to the date hereof. Schedule 1.07 includes true and correct copies of the federal income tax returns of LoanNet filed since its date of inception and of GM for the last three years. There are no examinations in progress or claims against LoanNet or GM relating to taxes for any period prior to and including the balance sheet date and no written notice of any claim for taxes, whether pending or threatened, has been received. Each of such income tax returns reflects the taxes due for the period covered thereby, except for amounts which, in the aggregate, are immaterial. LoanNet nor GM owe any unpaid federal, state, county, local or other taxes (including any deficiencies, interest or penalties) through the date hereof, for which LoanNet or GM may be liable in their own right or as a transferee of the assets of, or as a successor to, any other corporation or entity. Furthermore, except as accruing in the normal course of business, LoanNet nor GM owe any accrued and unpaid taxes to date of this Agreement.


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         Section 1.08  ABSENCE OF CERTAIN CHANGES OR EVENTS. Since March 31,
1999, except as set forth in this Agreement or in Schedule 1.08, LoanNet and GM have conducted their operations in the ordinary course of business and there has not been:

                 (a) any material adverse change in the business, operations, properties, condition (financial or otherwise), assets, liabilities (contingent or otherwise), results of operations or prospects of LoanNet or GM;

                 (b) any damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets or condition of LoanNet or GM;

                 (c) any change in the authorized capital stock of LoanNet or in its outstanding securities or any change in the LoanNet Shareholders' ownership interests in LoanNet or any grant of any options, warrants, calls, conversion rights or commitments;

                 (d) any declaration or payment of any dividend or distribution in respect of the capital stock or any direct or indirect redemption, purchase or other acquisition of any of the capital stock of LoanNet or GM;

                 (e) any increase in the compensation payable or to become payable by LoanNet or GM, including any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement, to any of their respective officers, directors, employees, consultants or agents, except for ordinary and customary bonuses and salary increases for employees, which bonuses and salary increases are set forth in Schedule 1.08(e);

                 (f) any significant work interruptions, labor grievances or claims filed;

                 (g) except for the Agreement, any sale or transfer, or any agreement to sell or transfer, any material assets, properties or rights of LoanNet or GM to any person, including, without limitation, the LoanNet Shareholders, except assets, properties or rights not used or useful in its business which, in the aggregate have a value of less than $1,000;

                 (h) any cancellation, or agreement to cancel, any indebtedness or other obligation owing to LoanNet or GM, except debts or claims which in the aggregate are of a value less than $1,000;

                 (i) any increase in the indebtedness of LoanNet or GM, other than accounts payable incurred in the ordinary course of business or incurred in connection with the transactions contemplated by this Agreement;

                 (j) any plan, agreement or arrangement granting any preferential rights to purchase or acquire any interest in any of the assets, property or rights of LoanNet or GM or requiring consent of any party to the transfer and assignment of such assets, property or rights;

                 (k) any purchase or acquisition of, or agreement, plan or arrangement to purchase or acquire, any property, rights or assets outside of the ordinary course of any of LoanNet or GM's business;

                 (l) any waiver of any material rights or claims of LoanNet or GM;


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                 (m) any material breach, amendment or termination of any
         material contract, agreement, permit or other right to which LoanNet or GM is a party or any of their property is subject;

                 (n) any material change in LoanNet or GM's method of management, operation or accounting; or

                 (o) any other material transaction by LoanNet or GM outside the ordinary course of business.

         Section 1.09 ASSETS. LoanNet and GM have good and indefeasible title to all of their properties, inventory, interests in properties, and assets, both real and personal, which are reflected in the most recent audited balance sheet or acquired after that date (except properties, interests in properties, and assets sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all liens, pledges, charges, or encumbrances except
(a) statutory liens or claims not yet delinquent; (b) such imperfections of title and easements as do not and will not materially detract from or interfere with the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties; and (c) as described in Schedule 1.09. Except as set forth in
Schedule 1.09, LoanNet and GM own, free and clear of any liens, claims, encumbrances, royalty interests, or other restrictions or limitations of any nature whatsoever, any and all products they are currently manufacturing, including the underlying technology and data, and all procedures, techniques, marketing plans, business plans, methods of management, or other information utilized in connection with LoanNet or GM'sbusiness. Except as set forth in
Schedule 1.09, no third party has any right to, and LoanNet and GM have not received any notice of infringement of or conflict with asserted rights of others with respect to any product, technology, data, trade secrets, know-how, proprietary techniques, trademarks, service marks, trade names or copyrights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a materially adverse affect on the business, operations, financial condition, income or business prospects of LoanNet or GM or any material portion of their properties, assets, or rights.

         Section 1.10 LITIGATION AND COMPLIANCE WITH LAW. There are no claims, actions, suits, proceedings or investigations pending or, to the knowledge of LoanNet or GM, threatened against or affecting LoanNet or GM, at law or in equity, or before or by any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. No written notice of any claim, action, suit, proceeding or investigation, whether pending or threatened, has been received by LoanNet or GM and, to LoanNet and GM's knowledge, there is no basis therefor. LoanNet and GM do not have any knowledge of any default on their part with respect to any judgment, order, writ, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default. LoanNet and GM have conducted and are conducting their business in compliance with all laws applicable to them, their assets or the operation of their business, except to the extent that noncompliance would not materially and adversely affect the business, operations, assets or condition of LoanNet or GM or except to the extent that noncompliance would not result in the incurrence of any material liability for LoanNet or GM.

         Section 1.11  MATERIAL CONTRACTS.

                 (a) Except as included or described in Schedule 1.11, there are no material contracts, agreements, franchises, license agreements or other commitments to which LoanNet or GM is a party or by which they or any of their assets, products, technology or properties are bound;

                 (b) All contracts, agreements, franchises, license agreements and other commitments to which LoanNet and GM are a party, or by which their properties are bound, and which are material to the operations of LoanNet and GM taken as a whole are valid and enforceable by LoanNet and GM in all respects, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally;

                 (c) LoanNet and GM are not a party to or bound by, and the properties of LoanNet and GM are not subject to, any contract, agreement other commitment or instrument; any charter or other corporate restriction; or any judgment, order, writ, injunction, decree or award which materially and adversely affects, or in the future may be foreseeable to materially and adversely affect, the business, operations, properties, assets or condition of LoanNet or GM; and

                 (d) Except as included or described in Schedule 1.11 or reflected in the most recent balance sheet, LoanNet nor GM is a party to any oral or written (i) agreement, contract or indenture relating to the borrowing of money; (ii) guaranty of any obligation, other than one on which LoanNet or GM is a primary obligor, for the borrowing of money or otherwise, excluding endorsements made for collection and other guaranties of obligations, which, in the aggregate do not exceed more than one year or providing for payments in excess of $1,000 in the aggregate; or (iii) contract, agreement or other commitment involving payments by them of more than $1,000 in the aggregate.

         Section 1.12 MATERIAL CONTRACT DEFAULTS. LoanNet nor GM is in default in any material respect under the terms of any outstanding contract, agreement, lease or other commitment which is material to the business, operations, properties, assets or condition of LoanNet or GM, and there is no event of default in any material respect under any such contract, agreement, lease, or other commitment in respect of which LoanNet, the LoanNet Shareholders or GM have not taken adequate steps to prevent such a default from occurring.

         Section 1.13 LABOR AND EMPLOYEE RELATIONS. LoanNet and GM are not bound by or subject to any oral or written (i) contract for the employment of any officer or employee; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, agreement, or arrangement covered by Title IV of the Employee Retirement Income Security Act, as amended ("ERISA"); (iii) collective bargaining agreement; or (iv) agreement with any present or former officer or director of LoanNet or GM. There is no pending or, to LoanNet and GM's knowledge, threatened labor dispute involving LoanNet or GM and any group of their employees nor has LoanNet or GM experienced any significant labor interruptions over the past five years. LoanNet nor GM is bound by or subject to any arrangement with any labor union. No employees of LoanNet or GM are represented by any labor union or covered by any collective bargaining agreement nor, to LoanNet or GM's knowledge, is any campaign to establish such representation in progress. LoanNet and GM have no knowledge of any significant issues or problems in connection with the relationship with their employees.

         Section 1.14 INSURANCE. All the insurable properties of LoanNet and GM are insured for their full replacement value against all risks customarily insured against by persons operating similar properties in localities where such properties are located and under valid and enforceable policies by insurers of recognized responsibility. Such policy or policies containing substantially equivalent coverage will be outstanding on the date of consummation of the transactions contemplated by this Agreement.


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         Section 1.15  MATERIAL TRANSACTIONS OR AFFILIATIONS. Set forth in
Schedule 1.15 is a description of every material contract, agreement, or arrangement between LoanNet or GM and any predecessor and any person who was at the time of such contract, agreement, or arrangement an officer, director, or person owning of record, or known by LoanNet or GM to own beneficially, five percent (5%) or more of the issued and outstanding common stock of LoanNet or GM and which is to be performed in whole or in part after the date hereof or which was entered into not more than three years prior to the date hereof. In all of such transactions, the amount paid or received, whether in cash, in services, or in kind, is, had been during the full term thereof, and is required to be during the unexpired portion of the term thereof, no less favorable to LoanNet and GM than terms available from otherwise unrelated parties in arm's length transactions. Except as disclosed in Schedule 1.15 or otherwise disclosed herein, no officer, director, or five percent (5%) shareholder of LoanNet or GM has had any interest, direct or indirect, in any material transaction with LoanNet or GM. There are no commitments by LoanNet or GM, whether written or oral, to lend any funds to, borrow any money from, or enter into any other material transaction with, any such affiliated person.

         Section 1.16 LOANNET SCHEDULES. LoanNet and GM have delivered to Sarkis as a part of this Agreement the following additional schedules, all certified by the president of LoanNet as complete, true, and correct:

                  (a) Schedule 1.16(a)containing a description of all real property owned by LoanNet and GM, together with a description of every mortgage, deed of trust, pledge, lien, agreement, encumbrance, claim, or equity interest of any nature whatsoever in such real property;

                 (b) Schedule 1.16(b) listing the accounts receivable and notes and other obligations receivable of LoanNet and GM as of April 30, 1999, or that arose thereafter other than in the ordinary course of business of LoanNet and GM, indicating the debtor and amount, and classifying the accounts to show in reasonable detail the length of time, if any, overdue, and stating the nature and amount of any refunds, set offs, reimbursements, discounts, or other adjustments which are in the aggregate material and due to or claimed by such creditor;

                 (c) Schedule 1.16(c) listing the accounts payable and notes and other obligations payable of LoanNet and GM as of April 30, 1999, or that arose thereafter other than in the ordinary course of the business of LoanNet and GM, indicating the creditor and amount, classifying the accounts to show in reasonable detail the length of time, if any, overdue, and stating the nature and amount of any refunds, set-offs, reimbursements, discounts, or other adjustments, which in the aggregate are material and due or payable to LoanNet or GM respecting such obligations;

                 (d) Schedule 1.16(d) containing a copy of the board of directors' and shareholders' minutes of LoanNet since inception.

         Section 1.17 DISCLOSURE. The information set forth in this Agreement and in the Schedules attached hereto is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.





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




                                   ARTICLE II

                   REPRESENTATIONS, COVENANTS, AND WARRANTIES
                           OF THE LOANNET SHAREHOLDERS

         As an inducement to, and to obtain reliance of Sarkis, LoanNet Shareholders represent and warrant as follows:

         Section 2.01 OWNERSHIP OF LOANNET SHARES. Each LoanNet Shareholder hereby represents and warrants with respect to itself that it is the legal and beneficial owner of the number of LoanNet shares set forth opposite its name at the foot of this agreement, free and clear of any claims, charges, equities, liens, security interests, and encumbrances whatsoever, and each such shareholder has full right, power, and authority to transfer, assign, convey, and deliver its LoanNet shares; and delivery of such shares at the closing will convey to LoanNet good and marketable title to such shares free and clear of any claims, charges, equities, liens, security interests, and encumbrances whatsoever.

                                   ARTICLE III

                   REPRESENTATIONS, COVENANTS, AND WARRANTIES
                             OF SARKIS AND KECHEJIAN

         As an inducement to, and to obtain the reliance of LoanNet, the LoanNet Shareholders, Oslin, Rea and GM, Sarkis and Kechejian represent and warrant as follows:

         Section 3.01 DUE ORGANIZATION AND QUALIFICATION. Sarkis is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and is duly authorized and qualified to do business under all applicable laws, regulations, ordinances and orders of public authorities and to carry on its business in the places and in the manner as now conducted. Sarkis has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as such business is currently being conducted. Schedule 3.01 includes true, complete and correct copies of the Articles of Incorporation, as amended, and Bylaws of Sarkis as in effect on the date hereof.

         Section 3.02  AUTHORIZATION; NON-CONTRAVENTION; APPROVALS.

         (a) Sarkis has the requisite power and authority to enter into this Agreement. The board of directors of Sarkis has authorized the execution, delivery and performance of this Agreement and has approved the transactions contemplated hereby. No additional corporate proceedings on the part of Sarkis is necessary to authorize the execution and delivery of this Agreement and the consummation by Sarkis of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Sarkis, and, assuming due authorization, execution and delivery hereof by LoanNet and the LoanNet Shareholders, constitutes a valid and binding agreement of Sarkis and the Kechejian, enforceable against each of them in accordance with its terms.

         (b) The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any encumbrance upon any of the properties or assets of Sarkis under any of the terms, conditions or provisions of (i) the Articles of Incorporation or Bylaws, (ii) any laws applicable to Sarkis or any of the properties or assets of the Sarkis, or (iii) any material note, bond, indenture, mortgage, deed of trust, license, franchise, permit, concession, lease or other material instrument, obligation or agreement of any kind to which Sarkis is now a party or by which any of its properties or assets may be bound or affected.

         (c) Sarkis does not and never has conducted any business of any kind and as of the Closing will not have conducted any business.

         Section 3.03 CAPITALIZATION. The authorized capitalization of Sarkis consists of twenty million (20,000,000) shares of common stock, $0.01 par value per share, of which one million eight hundred seventy-five thousand (1,875,000) shares are currently issued and outstanding and one million (1,000,000) shares of preferred stock, $.01 par value per share, of which zero (0)are currently issued and outstanding. All of the issued and outstanding shares of Sarkis are owned beneficially and of record by the shareholders set forth in Schedule 3.03. All of the issued and outstanding shares of Sarkis have been duly authorized and validly issued, are fully paid and nonassessable, and were offered, issued, sold and delivered by Sarkis in compliance with all applicable laws, including, without limitation, those laws concerning the issuance of securities. None of such shares were issued in violation of the pre-emptive rights of any past or present shareholder. No subscription, option, warrant, call, convertible or exchangeable security, other conversion right or commitment of any kind exists which obligates Sarkis to issue any of its outstanding capital stock or to purchase any capital stock of Sarkis.

         Section 3.04 SUBSIDIARIES AND PREDECESSOR CORPORATIONS. Sarkis does not own, of record or beneficially, or control, directly or indirectly, any capital stock, securities convertible into or exchangeable for capital stock of any other equity interest in any corporation, association or other business entity. Sarkis is not, directly or indirectly, a participant in any joint venture, limited liability company, partnership or other noncorporate entity.

         Section 3.05  FINANCIAL STATEMENTS.

                 (a) Schedule 3.05(a) includes the unaudited balance sheet of Sarkis as of March 31, 1999, together with an unaudited statement of operations and cash flow for the nine months ended December 31, 1998.

                 (b) All such financial statements have been prepared in accordance with generally accepted accounting principles. The unaudited balance sheet presents fairly, as of its date, the financial condition of Sarkis. The statements of income, stockholders' equity, and changes in financial condition reflect fairly the information required to be set forth therein by generally accepted accounting principles. The books of account of Sarkis have been kept accurately in all material respects in the ordinary course of business, the transaction entered therein represent bona fide transactions, and the revenues, expenses, assets and liabilities of Sarkis have been properly recorded therein in all material respects.

         Section 3.06 LIABILITIES AND OBLIGATIONS. Sarkis did not have, as of the date of such balance sheet, nor has incurred since that date, except as and to the extent reflected or reserved against therein, any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature which should be reflected in a balance sheet or the notes thereto, prepared in accordance with generally accepted accounting principles.

         Section 3.07 TAXES. Sarkis has timely filed all requisite federal, state, local and other tax returns for all fiscal periods ended on or before the date hereof, and has duly paid in full or made adequate provision in the financial statements for the payment of all taxes for all periods ending at or prior to the date hereof. Schedule 3.07 includes true and correct copies of the federal income tax returns of Sarkis filed since its date of inception. There are no examinations in progress or claims against Sarkis relating to taxes for any period prior to and including the balance sheet date and no written notice of any claim for taxes, whether pending or threatened, has been received. Each of such income tax returns reflects the taxes due for the period covered thereby, except for amounts which, in the aggregate, are immaterial. Sarkis does not owe any unpaid federal, state, county, local, or other taxes (including any deficiencies, interest, or penalties) through the date hereof, for which Sarkis may be liable in its own right or as a transferee of the assets of, or as a successor to, any other corporation or entity. Furthermore, except as accruing in the normal course of business, Sarkis does not owe any accrued and unpaid taxes to date of this Agreement.

         Section 3.08 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since March 31, 1999, except as set forth in this Agreement or in Schedule 3.08, Sarkis has conducted its operations in the ordinary course of business and there has not been:

                 (a) any material adverse change in the business, operations, properties, condition (financial or otherwise), assets, liabilities (contingent or otherwise), results of operations or prospects of Sarkis;

                 (b) any damage, destruction, or loss (whether or not covered by insurance) materially adversely affecting the business, operations, properties, assets or condition of Sarkis;

                 (c) any change in the authorized capital stock of Sarkis or in its outstanding securities or any change in the shareholders' ownership interests in Sarkis or any grant of any options, warrants, calls, conversion rights or commitments;

                 (d) any declaration or payment of any dividend or distribution in respect of the capital stock or any direct or indirect redemption, purchase or other acquisition of any of the capital stock of Sarkis;

                 (e) any increase in the compensation payable or to become payable by Sarkis, including any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement, to any of its respective officers, directors, employees, consultants or agents, except for ordinary and customary bonuses and salary increases for employees in accordance with past practice, which bonuses and salary increases are set forth in Schedule 3.08(e);

                 (f) any significant work interruptions, labor grievances or claims filed;

                 (g) except for the Agreement, any sale or transfer, or any agreement to sell or transfer, any material assets, properties or rights of Sarkis to any person, including, without limitation, the Sarkis shareholders, except assets, properties or rights not used or useful in its business which, in the aggregate have a value of less than $1,000;

                 (h) any cancellation, or agreement to cancel, any indebtedness or other obligation owing to Sarkis, except debts or claims which in the aggregate are of a value less than $1,000;

                 (i) any increase in the indebtedness of Sarkis, other than accounts payable incurred in the ordinary course of business, consistent with past practices or incurred in connection with the transactions contemplated by this Agreement;

                 (j) any plan, agreement, arrangement granting any preferential rights to purchase or acquire any interest in any of the assets, property or rights of Sarkis or requiring consent of any party to the transfer and assignment of such assets, property or rights;

                 (k) any purchase or acquisition of, or agreement, plan or arrangement to purchase or acquire, any property, rights or assets outside of the ordinary course of any Sarkis's business;

                 (l) any waiver of any material rights or claims of Sarkis;

                 (m) any material breach, amendment or termination of any material contract, agreement, permit or other right to which Sarkis is a party or any of its property is subject;

                 (n) any material change in Sarkis's method of management, operation or accounting;

                 (o) any other material transaction by Sarkis outside the ordinary course of business.

         Section 3.09 ASSETS. Sarkis has good and indefeasible title to all of its properties, inventory, interests in properties, and assets, both real and personal, which are reflected in the most recent audited balance sheet or acquired after that date (except properties, interests in properties, and assets sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all liens, pledges, charges, or encumbrances except
(a) statutory liens or claims not yet delinquent; (b) such imperfections of title and easements as do not and will not materially detract from or interfere with the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties; and (c) as described in Schedule 3.09. Except as set forth in
Schedule 3.09, Sarkis owns, free and clear of any liens, claims, encumbrances, royalty interests, or other restrictions or limitations of any nature whatsoever, any and all products it is currently manufacturing, including the underlying technology and data, and all procedures, techniques, marketing plans, business plans, methods of management, or other information utilized in connection with Sarkis's business. Except as set forth in Schedule 3.09, no third party has any right to, and Sarkis has not received any notice of infringement of or conflict with asserted rights of others with respect to any product, technology, data, trade secrets, know-how, proprietary techniques, trademarks, service marks, trade names, or copyrights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling, or finding, would have a materially adverse affect on the business, operations, financial condition, income, or business prospects of Sarkis or any material portion of its properties, assets, or rights.

         Section 3.10 LITIGATION AND COMPLIANCE WITH LAW. There are no claims, actions, suits, proceedings or investigations pending or, to the knowledge of Sarkis or Kechejian, threatened against or affecting Sarkis, at law or in equity, or before or by any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. No written notice of any claim, action, suit, proceeding or investigation, whether pending or threatened, has been received by Sarkis and, to Sarkis and Kechejian's knowledge, there is no basis therefor. Sarkis or Kechejian do not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default. Sarkis has conducted and is conducting its business in compliance with all laws applicable to it, it assets or the operation of its business, except to the extent that noncompliance would not materially and adversely affect the business, operations, assets or condition of Sarkis or except to the extent that noncompliance would not result in the incurrence of any material liability for Sarkis.

         Section 3.11  MATERIAL CONTRACTS.

                  Except for this Agreement, Sarkis has not entered into any contract with any other party.

         Section 3.12 LABOR AND EMPLOYEE RELATIONS. Sarkis does not have any employees.

         Section 3.13 SARKIS SCHEDULES. Sarkis has delivered to LoanNet as a part of this Agreement the following additional schedules, all certified by the chief executive officer of Sarkis as complete, true, and correct:

                 (a) Schedule 3.13(a) containing a statement of cash on hand;


                 (b) Schedule 3.13(c) listing the accounts payable and notes and other obligations payable of Sarkis as of March 31, 1999, or that arose thereafter other than in the ordinary course of the business of Sarkis, indicating the creditor and amount, classifying the accounts to show in reasonable detail the length of time, if any, overdue, and stating the nature and amount of any refunds, set-offs, reimbursements, discounts, or other adjustments, which in the aggregate are material and due or payable to Sarkis respecting such obligations;

                 (c) Schedule 3.13(d) containing a copy of the board of directors' and shareholders' minutes approving the transaction associated with this Agreement.

         Section 3.14 SHAREHOLDERS' EQUITY. At or prior to Closing, there shall be at least $54,000 of cash in Sarkis and no liabilities.

                                   ARTICLE IV

                                PLAN OF EXCHANGE

         Section 4.01 THE EXCHANGE. On the terms and subject to the conditions set forth in this Agreement, on the Closing Date (as defined in Section 4.05), each of the LoanNet Shareholders hereby agrees to assign, transfer, and deliver to Sarkis, free and clear of all liens, pledges, encumbrances, charges, restrictions, or known claims of any kind, nature, or description, the number of shares of common stock of LoanNet set after his signature at the foot of this Agreement, in the aggregate constituting all of the issued and outstanding shares of common stock of LoanNet, or one million (1,000,000) shares, and Sarkis agrees to acquire such shares on such date by issuing and delivering in exchange therefor solely shares of Sarkis restricted common stock, par value $0.01 per share, in the amount of nine (9) shares of Sarkis for each outstanding share of LoanNet, or an aggregate amount of nine million (9,000,000) shares of Sarkis common stock, or approximately eighty five percent (85%) of the outstanding shares of Sarkis common stock (the "Exchanged Sarkis Stock"). At the Closing, each of the LoanNet Shareholders shall, on surrender of his certificate or certificates representing such LoanNet shares to the registrar and transfer agent, be entitled to receive a certificate or certificates evidencing shares of the Exchanged Sarkis Stock as provided herein. Upon the consummation of the transaction contemplated herein, all shares of capital stock of LoanNet shall be held by Sarkis.

         Section 4.02 APPOINTMENT OF NEW DIRECTORS. In connection with the Closing of the transactions contemplated by this Agreement, the existing directors of Sarkis shall resign, seriatim, and shall appoint Daniel L. Jackson, Edward P. Rea and Bradley M. Pence as directors to fill the vacancies created thereby, to serve until the next annual stockholders' meeting of Sarkis and their successors shall have been elected and qualified.

         Section 4.03 CLOSING. The closing ("Closing") of the transactions contemplated by this Agreement shall be on a date and at such time as the parties may agree ("Closing Date"), within the ten-day period commencing with the last to occur of the following: the Sarkis shareholders' meeting or such date as may be prescribed by any federal or state regulatory agency or authority prior to which the transactions contemplated hereby may not be effectuated. Such Closing shall take place on May 13, 1999, at the offices of Gardere & Wynne, L.L.P..

         Section 4.04 CLOSING EVENTS. At the Closing, each of the respective parties hereto shall execute, acknowledge, and deliver (or shall cause to be executed, acknowledged, and delivered) any and all certificates, opinions, financial statements, schedules, agreements, resolutions, rulings, or other instruments required by this Agreement to be so delivered at or prior to the Closing, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby.

                                    ARTICLE V

                                SPECIAL COVENANTS

         Section 5.01 STOCKHOLDER MEETING OF SARKIS. As soon as practicable following the execution of this Agreement, and prior to the Closing, a majority interest of the Sarkis shareholders shall approve the following proposals:

                 (a) the authorization and approval of this Agreement and the transactions contemplated thereby;

                 (b) the election of Daniel L. Jackson, Edward P. Rea and Bradley M. Pence as directors of Sarkis;

                 (c) the amendment to the certificate of incorporation of Sarkis to change its name to "LoanNet Corporation," or such name as may be deemed appropriate; and

                 (d) to take such other actions as the directors may determine are appropriate.

         Section 5.02 ACCESS TO PROPERTIES AND RECORDS. Sarkis and LoanNet will each afford to the officers and authorized representatives of the other full access to the properties, books, and records of each other as the case may be, in order that each may have full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the other, and each will furnish the other with such additional financial and operating data and other information as to the business and properties of each other, as the case may be, as the other shall from time to time reasonably request.

         Section 5.03 DELIVERY OF BOOKS AND RECORDS. At the Closing, each company shall deliver each other the originals of the corporate minute books, books of account, contracts, records, and all other books or documents now in each company's possession or its representatives.

         Section 5.04 SPECIAL COVENANTS AND REPRESENTATIONS REGARDING THE EXCHANGED STOCK. The consummation of this Agreement and the transactions herein contemplated, including the issuance of the Exchanged Sarkis Stock to the shareholders of LoanNet as contemplated hereby, constitutes the offer and sale of securities under the Securities Act and applicable state statutes. Such transaction shall be consummated in reliance on exemptions from the registration and prospectus delivery requirements of such statutes which depend, inter alia, upon the circumstances under which the LoanNet Shareholders acquire such securities. In connection with reliance upon exemptions from the registration and prospectus delivery requirements for such transactions, at the Closing the LoanNet Shareholders shall deliver to Sarkis letters of representation in the form attached hereto as Schedule 5.04.

         Section 5.05 THIRD PARTY CONSENTS AND CERTIFICATES. Sarkis and LoanNet agree to cooperate with each other in order to obtain any required third party consents to this Agreement and the transactions herein and therein contemplated.

         Section 5.06  ACTIONS PRIOR TO CLOSING.

                 (a) From and after the date of this Agreement until the Closing Date and except as set forth in the Agreement or Schedules attached hereto or as permitted or contemplated by this Agreement, Sarkis and LoanNet respectively, will each:

                       (i) carry on its business in substantially the same
                 manner as it has heretofore;

                       (ii) maintain and keep its properties in states of good
                 repair and condition as at present, except for depreciation due to ordinary wear and tear and damage due to casualty;

                       (iii) maintain in full force and effect insurance
                 comparable in amount and in scope of coverage to that now maintained by it;

                       (iv) perform in all material respects all of its
                 obligation under material contracts, leases, and instruments relating to or affecting its assets, properties, and business;

                       (v) use its best efforts to maintain and preserve its
                 business organization intact, to retain its key employees, and to maintain its relationship with its material suppliers and customers; and

                       (vi) fully comply with and perform in all material
                 respects all obligations and duties imposed on it by all federal and state laws and all rules, regulations, and orders imposed by federal or state governmental authorities.

                 (b) From and after the date of this Agreement until the Closing Date, neither Sarkis nor LoanNet will:

                      (i) make any change in their Articles or Certificate of
                 Incorporation (except as provided for in Section 5.01) or Bylaws;

                      (ii) take any action described in Section 1.08 in the case of LoanNet , or in Section 3.08, in the case of Sarkis (except as permitted therein or as disclosed in the applicable party's schedules); or

                      (iii) enter into or amend any contract, agreement, or
                  other instrument of any of the types described in such party's schedules, except that a party may enter into or amend any contract, agreement, or other instrument in the ordinary course of business involving the sale of goods or services.

                 (c) Sarkis shall have issued warrants to purchase 200,000 shares to Kechejian at $0.18 per share for an aggregate strike price of $36,000.

         Section 5.08  INDEMNIFICATION.

                 (a) LoanNet and the LoanNet Shareholders hereby agree to indemnify Kechejian, Sarkis and each of the officers, agents and directors of Sarkis as of the date of execution of this Agreement against any loss, liability, claim, damage, or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made under Article I of this Agreement. The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement. Indemnification shall include the right of the indemnified party to set-off with prior notice.

                 (b) Sarkis and Kechejian hereby agree to indemnify LoanNet, the LoanNet Shareholders, Oslin, Rea and each of the officers, agents and directors of LoanNet as of the date of execution of this Agreement against any loss, liability, claim, damage, or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made under Article III of this Agreement. The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement. Indemnification shall include the right of the indemnified party to set-off with prior notice.

                                   ARTICLE VI

                 CONDITIONS PRECEDENT TO OBLIGATIONS OF LOANNET
                          AND THE LOANNET SHAREHOLDERS

         The obligations of LoanNet and the LoanNet Shareholders under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

         Section 6.01 ACCURACY OF REPRESENTATIONS. The representations and warranties made by Sarkis and Kechejian in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement), and Sarkis and Kechejian shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by Sarkis and Kechejian prior to or at the Closing. LoanNet shall be furnished with a certificate, signed by a duly authorized officer of Sarkis and dated the Closing Date, to the foregoing effect.

         Section 6.02 OFFICER'S CERTIFICATES. LoanNet shall have been furnished with a certificate dated the Closing Date and signed by a duly authorized officer of Sarkis to the effect that no litigation, proceeding, investigation, or inquiry is pending or, to the knowledge of Sarkis threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement.

         Section 6.03 NO MATERIAL ADVERSE CHANGE. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business, or operations of Sarkis nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business, or operations of Sarkis.

         Section 6.04 GOOD STANDING. LoanNet shall have received a certificate of good standing from the Secretary of State of the state of Delaware or other appropriate office, dated as of a date within ten days prior to the Closing Date certifying that Sarkis is in good standing as a corporation in the state of Delaware and has filed all tax returns required to have been filed by it to date and has paid all taxes reported as due thereon.

         Section 6.05 BOARD OF DIRECTORS APPROVAL. The Board of Directors of Sarkis shall have approved this Agreement, the transactions contemplated hereby, and the other matters described in Section 4.01.

         Section 6.06  OTHER ITEMS.

                 (a) LoanNet shall have received Uniform Commercial Code certificates from the appropriate state of local authority or agency for each county and state in which any personal property of Sarkis with a value in excess $1,000 is situated, dated as of the Closing Date, to the effect that there are no liens on such personal property, other than those disclosed in a Schedule attached hereto.

                 (b) Sarkis shall have received such further documents, certificates, or instruments relating to the transactions contemplated hereby as Sarkis may reasonably request.

                 (c) LoanNet shall have received bank confirmation evidencing compliance with Section 3.17 and bank cards appointing Daniel L. Jackson as sole signatory.

                                   ARTICLE VII

                  CONDITIONS PRECEDENT TO OBLIGATIONS OF SARKIS

         The obligations of Sarkis under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

         Section 7.01 ACCURACY OF REPRESENTATIONS. The representations and warranties made by LoanNet and the LoanNet Shareholders in this Agreement were true when made and shall be true as of the Closing Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing Date, and LoanNet and the LoanNet Shareholders shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by LoanNet and the LoanNet Shareholders prior to or at the Closing. Sarkis shall have been furnished with a certificate, signed by a duly authorized executive officer of LoanNet and dated the Closing Date, to the foregoing effect.

         Section 7.02 STOCKHOLDER APPROVAL. The stockholders of LoanNet shall have approved this Agreement, the transactions contemplated hereby, and the other matters described in Section 4.01.

         Section 7.03 OFFICER'S CERTIFICATE. Sarkis shall have been furnished with a certificate dated the Closing Date and signed by a duly authorized executive officer of LoanNet to the effect that no litigation, proceeding, investigation, or inquiry is pending or, to the best knowledge of LoanNet threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement.

         Section 7.04 NO MATERIAL ADVERSE CHANGE. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business, or operations of LoanNet nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business, or operations of LoanNet.

         Section 7.05 GOOD STANDING. Sarkis shall have received a certificate of good standing from the Secretary of State of the state of Texas or other appropriate office, dated as of a date within ten days prior to the Closing Date certifying that LoanNet is in good standing as a corporation in the State of Texas and has filed all tax returns required to have been filed by it to date and has paid all taxes reported as due thereon.

         Section 7.06  OTHER ITEMS.

                 (a) Sarkis shall have received Uniform Commercial Code certificates from the appropriate state of local authority or agency for each county and state in which any personal property of LoanNet with a value in excess $1,000 is situated, dated as of the Closing Date, to the effect that there are no liens on such personal property, other than those disclosed in a schedule attached hereto.

                 (b) Sarkis shall have received a shareholders' list of LoanNet containing the name, address, and number of shares held by each LoanNet shareholder as of the date of Closing certified by an executive officer of Sarkis as being true, complete, and accurate.

                 (c) Sarkis shall have received such further documents, certificates, or instruments relating to the transactions contemplated hereby as Sarkis may reasonably request.

                                  ARTICLE VIII

                                  MISCELLANEOUS

         Section 8.01 BROKERS. Sarkis and LoanNet agree that there were no finders or brokers involved in bringing the parties together or who were instrumental in the negotiation, execution, or consummation of this Agreement, except Kechejian, to whom Sarkis has agreed to issue a warrant. Sarkis and LoanNet each agree to indemnify the other against any claim by any third person other than those described above for any commission, brokerage, or finders' fee arising from the transactions contemplated hereby based on any alleged agreement or understanding between the indemnifying party and such third person, whether express or implied from the actions of the indemnifying party.

         Section 8.02 GOVERNING LAW. This Agreement shall be governed by, enforced, and construed under and in accordance with the laws of the United States of America and, with respect to matters of state law, with the laws of Texas.

         Section 8.03 NOTICES. Any notices or other communications required or permitted hereunder shall be sufficiently given if personally delivered to it or sent by registered mail or certified mail, postage prepaid, or by prepaid telegram addressed as follows:

       If to Sarkis, to:     Sarkis Capital, Inc.
                                 421 East Airport Freeway
                                 Irving, Texas 75062
                                 Attention: S. J. Kechejian, M.D., President

      With copies to:        Carl A. Generes, Esq.
                                 4315 West Lovers Lane
                                 Dallas, Texas 75209

      If to LoanNet to:      LoanNet, Inc.
                                 17000 Preston Road, Suite 350
                                 Dallas, Texas 75248
                                 Attention: Daniel Jackson, President

      With copies to:        Gardere & Wynne, L.L.P.
                                 3000 Thanksgiving Tower
                                 1601 Elm Street
                                 Dallas, Texas 75201-4761
                                 Attention: I. Bobby Majumder, Esq.

or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given as of the date so delivered, mailed, or telegraphed.

         Section 8.04 ATTORNEY'S FEES. In the event that any party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the breaching party or parties shall reimburse the nonbreaching party or parties for all costs, including reasonable attorneys' fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

         Section 8.05 CONFIDENTIALITY. Each party hereto agrees with the other parties that, unless and until the transactions contemplated by this Agreement have been consummated, it and its representatives will hold in strict confidence all data and information obtained with respect to another party or any subsidiary thereof from any representative, officer, director, or employee, or from any books or records or from personal inspection, os such other party, and shall not use such data or information or disclose the same to others, except
(i) to the extent such data or information is published, is a matter of public knowledge, or is required by law to be published; and (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement.

         Section 8.06 SCHEDULES; KNOWLEDGE. Each party is presumed to have full knowledge of all information set forth in the other party's schedules delivered pursuant to this Agreement.

         Section 8.07 THIRD PARTY BENEFICIARIES. This contract is solely between Sarkis and the LoanNet Shareholders, and, except as specifically provided, no director, officer, stockholder, employee, agent, independent contractor, or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

         Section 8.08 ENTIRE AGREEMENT. This Agreement represents the entire agreement between the parties relating to the subject matter hereof, including This Agreement alone fully and completely expresses the agreement of the parties relating to the subject matter hereof. There are no other courses of dealing, understandings, agreements, representations, or warranties, written or oral, except as set forth herein.

         Section 8.09 SURVIVAL; TERMINATION. The representations, warranties, and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated.

         Section 8.10 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. Facsimile transmission of any signed original document and/or retransmission of any signed facsimile transmission will be deemed the same as delivery of an original. At the request of any party, the parties will confirm facsimile transmission by signing a duplicate original document.

         Section 8.11 AMENDMENT OR WAIVER. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may be amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance hereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.




            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

         IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, as of the date first above-written.

                                     SARKIS CAPITAL, INC.


                                     By: /s/ S.J. Kechejian
                                         ---------------------------------------
                                         S.J. KECHEJIAN, President



                                     LOANNET, INC.


                                     By: /s/ Daniel L. Jackson
                                         ---------------------------------------
                                         DANIEL L. JACKSON, President



                                     KECHEJIAN


                                     /s/ Sarkis J. Kechejian
                                     -------------------------------------------
                                     SARKIS J. KECHEJIAN, individually



                                     OSLIN NATION TRUST


                                     /s/ Daniel L. Jackson
                                     -------------------------------------------
                                     DANIEL L. JACKSON, Trustee



                                     REA CAPITAL CORPORATION, INC.


                                     /s/ John E. Rea
                                     -------------------------------------------
                                     JOHN E. REA, President



                                     THE GM GROUP, INC.


                                     /s/ Brian Bailey
                                     -------------------------------------------
                                     Brian Bailey, Executive Vice President

                                    LOANNET SHAREHOLDERS


                                    OSLIN NATION TRUST


                                    /s/ Daniel L. Jackson
                                    --------------------------------------------
                                    DANIEL L. JACKSON, Trustee


                                    REA CAPITAL CORPORATION, INC.


                                    /s/ John E. Rea
                                    --------------------------------------------
                                    JOHN E. REA, President


                                    CONCHO TRUST

                                    /s/ Michael Horn
                                    --------------------------------------------
                                    MICHAEL HORN, Trustee


                                    /s/ Charles D. Delsanter
                                    --------------------------------------------
                                    Charles D. Delsanter


                                    PARTNERS CAPITAL, L.P.


                                    /s/ Richard D. Morgan
                                    --------------------------------------------
                                    Richard D. Morgan, President
                                    Tara Group, Inc.
                                    General Partner


                                    SAXET, INC.


                                    /s/ Raymond Johnson
                                    --------------------------------------------
                                    Authorized Agent


                                    TARA GROUP, INC.

                                    /s/ Richard D. Morgan
                                    --------------------------------------------
                                    RICHARD D. MORGAN, President

                                    TENAX, INC.


                                    /s/ Michael L. Miesch
                                    --------------------------------------------
                                    MICHAEL L. MIESCH, President


                                    /s/ Scott A. Resnick
                                    --------------------------------------------
                                    Scott A. Resnick


                                    /s/ Dale Schaffer
                                    --------------------------------------------
                                    Dale Schaffer


                                    /s/ Hanna S. Natour
                                    --------------------------------------------
                                    Hanna S. Natour


                                    /s/ Bradley M. Pence
                                    --------------------------------------------
                                    Bradley M. Pence


                                    /s/ Donna Jeanne Verde
                                    --------------------------------------------
                                    Donna Jeanne Verde


                                    /s/ David S. Wallenstein
                                    --------------------------------------------
                                    David S. Wallenstein


                                    /s/ Sharyn Glazer
                                    --------------------------------------------
                                    Sharyn Glazer


                                    /s/ Tim House
                                    --------------------------------------------
                                    Tim House


                                    /s/ Robert C. Johnson
                                    --------------------------------------------
                                    Robert C. Johnson

                                     /s/ Saul M. Meyer
                                     -------------------------------------------
                                     Saul M. Meyer



                                     /s/ Michael L. Miesch
                                     -------------------------------------------
                                     Michael L. Miesch



                                     /s/ Sarkis J. Kechejian
                                     -------------------------------------------
                                     Sarkis J. Kechejian

                                   SCHEDULE A



LOANNET SHAREHOLDERS
--------------------

Oslin Nation Trust
Rea Capital Corporation, Inc.
Concho Trust
Charles D. Delsanter
Partners Capital, L.P.
Saxet, Inc.
Tara Group, Inc.
Tenax, Inc.
Scott A. Resnick
Dale Schaffer
Hanna S. Natour
Bradley M. Pence
Donna Jeanne Verde
David S. Wallenstein
Sharyn Glazer
Tim House
Robert C. Johnson
Saul M. Meyer
Michael L. Miesch
Sarkis J. Kechejian